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                                                                   EXHIBIT 99.2n

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" and to the use of our report dated October 16, 1998 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen California Select Quality Municipal Fund, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-78325) and in this Amendment No. 9 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-06294).



                                                               ERNST & YOUNG LLP


Chicago, Illinois
May 14, 1999